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                                                                     EXHIBIT 1.1

                            DEALER MANAGER AGREEMENT


December 1, 2004

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         1. Maverick Tube Corporation, a Delaware corporation (the "Company"), proposes to offer to exchange (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Exchange Offer") its 4.00% Convertible Senior Subordinated Notes due June 15, 2033 (the "New Notes") that are convertible into shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, for any and all of its issued and outstanding 4.00% Convertible Senior Subordinated Notes due June 15, 2033 (the "Existing Notes") that are convertible into shares of Common Stock, on the terms and subject to the conditions set forth in the Exchange Offer Material (as hereinafter defined) as the same may be amended or supplemented from time to time.

         2. The Company hereby appoints you as Dealer Manager (the "Dealer Manager") and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager, you agree, on the basis of the representations, warranties and covenants of the Company contained herein and in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by you in connection with exchange offers of like nature, including, but not limited to, using reasonable best efforts to solicit tenders of Existing Notes pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of Existing Notes. In such capacity, you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Dealer Manager Agreement (this "Agreement") shall be owed solely to the Company.

         The Company further authorizes you to communicate with The Bank of New York, in its capacity as exchange agent (the "Exchange Agent"), and with D.F. King & Co., Inc., in its capacity as information agent (the "Information Agent"), with respect to matters relating to the Exchange Offer. The Company has instructed the Exchange Agent to advise you at least daily during the pendency of the Exchange Offer as to the aggregate principal amount of Existing Notes that have been tendered pursuant to the Exchange Offer and as to such other matters in connection with the Exchange Offer as you may request.

         3. Neither you nor any of your affiliates shall have any liability (in tort, contract, or otherwise) to the Company or any other person for any losses, claims, damages, liabilities, or expenses arising from your engagement or services as Dealer Manager hereunder or from any act or omission on the part of any broker or dealer in securities (a "Dealer"), bank or trust company or any other person in connection with the Exchange Offer, except in any case for any such



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losses, claims, damages, liabilities, or expenses that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from your gross negligence or willful misconduct. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, security holders, creditors or of any other person solely because of your position as Dealer Manager. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer, any acceptance of the Existing Notes, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all tenders.

         4. The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of (i) each of the documents filed by or on behalf of the Company with the Securities and Exchange Commission (the "Commission") or any other federal, state, local or foreign governmental or regulatory authorities or any court (each, an "Other Agency" and collectively, the "Other Agencies"), including each registration statement and prospectus filed with the Commission, in connection with the Exchange Offer and all documents incorporated therein by reference, (ii) each offering circular, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Exchange Offer, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act"), pertaining, to either the Exchange Offer or the Company during the term of this Agreement, including, but not limited to, a tender offer statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule TO"), and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including, but not limited to, each related letter of transmittal (the documents described in the immediately preceding clauses (i), (ii), (iii) and (iv), together with each document incorporated by reference in any of the foregoing, being the "Exchange Offer Material"). The Exchange Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Company, with the exception of the information described in the last sentence of
Section 9(b). At the commencement of the Exchange Offer, the Company shall cause timely to be delivered, to each registered holder of any Existing Notes legally or contractually entitled thereto, the Exchange Offer Material (except the documents incorporated by reference in the Prospectus (as hereinafter defined)) and any other offering materials prepared expressly for use by holders of Existing Notes tendering in the Exchange Offer, together with a return envelope. Thereafter, to the extent practicable, until the expiration of the Exchange Offer, the Company shall use its best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any applicable Existing Notes.


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         The Company acknowledges and agrees that you may use the Exchange Offer
Material as specified herein without assuming any responsibility for independent investigation or verification on your part and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company's assets or liabilities.

         The Company agrees that, a reasonable time prior to using or filing with the Commission or with any Other Agency any Exchange Offer Material or materials to be used in connection with the transactions the Exchange Offer Material contemplates, it will submit copies of such material to you and will not use such materials in connection with the Exchange Offer or the transactions it contemplates:

                  (1) without first obtaining your prior approval, which shall not be unreasonably delayed or withheld, with respect to (i) each of the documents filed by or on behalf of the Company with the Commission or any Other Agency in connection with the Exchange Offer, including the Initial Registration Statement (as hereinafter defined), each amendment thereto or to the Registration Statement (as hereinafter defined) and each preliminary prospectus and prospectus relating to the Exchange Offer filed with the Commission, (ii) each offering circular, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Exchange Offer, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Act and the Exchange Act pertaining to the Exchange Offer, including, but not limited to, the Schedule TO, and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including, but not limited to, each related letter of transmittal; provided that this requirement shall not apply to any document incorporated by reference in any of the foregoing materials; and

                  (2) with respect to any Exchange Offer Material not included in (1) above, without previously submitting such document to you a reasonable time prior to the first use or filing thereof and giving reasonable consideration to your or your counsel's comments, if any, thereon, subject, however, to compliance with the Securities Act and the Exchange Act.

         In the event that (i) the Company uses or permits the use of any Exchange Offer Material or other solicitation material in connection with the Exchange Offer or files any such material with the Commission or any Other Agency, with respect to the materials described in (1) above, without your prior approval or, with respect to the materials described in (2) above, that, in the Dealer Manager's judgment, compromises your position as or your ability to perform your role as Dealer Manager or your ability to comply with the Securities Act or the Exchange Act, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) the Dealer Manager determines at any time that any condition set forth in Section 10 will not be satisfied, (iv) the certificate referred to in Section 10(b) discloses any material misstatement or omission in the financial information included or incorporated by reference in the Exchange Offer Material, (v)



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the Registration Statement (as hereinafter defined) containing all of the required information, including a prospectus that meets the requirements of
Section 10(a) of the Securities Act shall not have become effective on or prior to the expiration date of the Exchange Offer, or (vi) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as a Dealer Manager with respect to the Exchange Offer, then you (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer Manager and shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other person defined in Section 11 as an Indemnified Person, (B) shall be entitled promptly to receive the payment of any expense reimbursement payable to you under this Agreement with respect to expenses which have accrued to the date of such withdrawal or which may otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11. Notwithstanding anything to the contrary contained in this Agreement, the Company may complete the Exchange Offer after your withdrawal as Dealer Manager, provided that the Company (i) amends or supplements the Exchange Offer Material in a manner reasonably satisfactory to you to disclose that you have withdrawn as Dealer Manager and (ii) utilizes a means reasonably calculated to reach holders of the Existing Notes to inform them of such withdrawal.

         5. The Company agrees to pay you, as compensation for your services as Dealer Manager in connection with the Exchange Offer, a fee of $3.80 per $1,000 par value of Existing Notes validly tendered and not withdrawn, regardless of whether any Existing Notes are acquired by the Company upon the expiration or termination of the Exchange Offer.

         6. In addition to your compensation for your services under this Agreement, the Company agrees to pay directly for (i) all fees and expenses relating to the preparation, filing, printing, mailing, and publishing of the Exchange Offer Material, (ii) all fees and expenses of the Exchange Agent, the Information Agent and other persons rendering services in connection with the Exchange Offer or the transactions it contemplates, (iii) all advertising charges in connection with the Exchange Offer or the transactions it contemplates, including those of any public relations firm or other person or entity rendering services in connection therewith incurred by the Company (but excluding any charges related to the announcements described in Section 18 of this Agreement), (iv) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (v) any and all fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange (the "NYSE"), and (vi) all fees and expenses incurred by you in connection with the Exchange Offer or otherwise in connection with the performance of your services hereunder (including fees and disbursements of your legal counsel). All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements therefore. The Company shall perform its obligations set forth in this Section 6 and in Section 5 regardless of


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whether the Exchange Offer is commenced, withdrawn, terminated or canceled prior to the acceptance of any Existing Notes, whether the Company or any of its subsidiaries or affiliates acquires any Existing Notes pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4 of this Agreement.

         7. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the aggregate principal amount of Existing Notes held by, the holders of Existing Notes as of a recent date and will cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of record of Existing Notes.

         8. In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

                  (a) The Company will furnish to you, without charge, one signed copy of each of: (i) the registration statement on Form S-4, including a prospectus that meets the requirements of Section 10(a) of the Securities Act, covering the registration of the exchange of New Notes for Existing Notes in the Exchange Offer (such registration statement, including all of the documents incorporated by reference therein and all financial statements, schedules and exhibits thereto,
         (A) in the form in which it was originally filed with the Commission, is referred to herein as the "Initial Registration Statement," and (B) in the form in which it becomes effective, is referred to herein as the "Registration Statement," which term shall also include, unless the context otherwise requires, any post-effective amendment thereto or any abbreviated registration statement related thereto pursuant to Rule 462(b) of the Securities Act, in either case filed with the Commission with your prior approval and otherwise in accordance with the terms of this Agreement); and (ii) the Schedule TO and each amendment thereto, if any.

                  (b) The Company will use its reasonable best efforts to cause the Registration Statement, and any post-effective amendments thereto and any abbreviated registration statement related thereto pursuant to Rule 462(b) of the Securities Act (in either case filed with the Commission with your prior approval and otherwise in accordance with the terms of this Agreement), to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Exchange Offer Material, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its reasonable best efforts to cause the same to become effective as promptly as practicable.

                  (c) The Company will advise you promptly of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective or any other Exchange Offer Material has been filed with the Commission,
         (ii) the occurrence of any event which would reasonably be expected to cause the Company to withdraw, rescind, terminate, cancel or modify the Exchange Offer or otherwise not consummate the Exchange Offer, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes


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         would require the making of any change in any of the Exchange Offer
         Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or any "blue sky" or other state securities laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (vi) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Material or this Agreement that you may reasonably request from time to time. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the New Notes under state securities or "blue sky" laws, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.

                  (d) Prior to the issuance of the New Notes, the Company will obtain the registration or qualification thereof under the securities or "blue sky" laws of such jurisdictions as may be required for the consummation of the Exchange Offer; provided, however, that in no event shall the Company or any of the subsidiary guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the imposition of any tax or to service of process in suits, other than those arising out of the offering or sale of the New Notes, in any jurisdiction where it is not now so subject.

                  (e) Until an earnings statement has been filed pursuant to
         Section 8(h), the Company will deliver to you, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company or any of its subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions (other than current reports on Form 8-K available on the Commission's EDGAR system).

                  (f) Prior to the date on which the Company exchanges New Notes for validly tendered Existing Notes that it has accepted in accordance with the terms of the Exchange Offer (the "Exchange Date"), the Company will furnish to you, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the most recent period covered by the financial statements included or incorporated by reference in the Registration Statement and the prospectus included in the Registration Statement at the time it becomes effective (the "Prospectus," which term shall also include any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act with your prior approval and otherwise in accordance with the terms of this Agreement and any documents incorporated by reference therein pursuant to Item 13 of Form S-4 under the



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         Securities Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date of the Prospectus and incorporated by reference in the Prospectus).

                  (g) In making and consummating the Exchange Offer, the Company will comply fully in a timely manner with the applicable provisions of the Securities Act, the Exchange Act and any other applicable laws, regulations and requirements.

                  (h) The Company will make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  (i) The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Exchange Date.

         9. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to you, and agrees with you, on each of the commencement date and the expiration date of the Exchange Offer and the Exchange Date and on the date of filing with the Commission of any post-effective amendment to the Registration Statement and during the period of the Exchange Offer, that:

                  (a) the Exchange Offer Material (other than the Prospectus and the Registration Statement, which are covered below) (i) complies or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (together with rules and regulations promulgated by the Commission thereunder, the "Trust Indenture Act"), and all applicable rules or regulations of the Commission and any Other Agency, including applicable "blue sky" or similar securities laws and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) at the respective times the Registration Statement and any post-effective amendment thereto become effective and at the Exchange Date, the Registration Statement and any amendments thereto will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and none of the Prospectus nor any other Exchange Offer Material, in each case at the time it is issued and on the Exchange Date, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to


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         any statements or omissions made in reliance on and in conformity with information you furnish to the Company in writing expressly for use therein (provided, further, that the Company acknowledges that the only information to be so furnished by you is the name, address and telephone numbers of J.P. Morgan Securities Inc., as Dealer Manager);

                  (c) each preliminary prospectus and prospectus filed as part of the Initial Registration Statement or filed as part of any amendment thereto or to the Registration Statement, or filed with the Commission pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and each preliminary prospectus and the copies of the Prospectus delivered to the Dealer Manager for use in connection with the Exchange Offer will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission, except to the extent permitted by Regulation S-T;

                  (d) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; no forward-looking statement (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and the Company has timely filed all reports required pursuant to Section 13 or Section 15(d) of the Exchange Act during the preceding twelve months;

                  (e) the financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Prospectus present fairly the information required to be stated therein; and the other financial and statistical information and any other financial data included or incorporated by reference in the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company;

                  (f) since the respective dates as of which information is given in the Prospectus: there has not been any change in the capital stock or long-term debt of the

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         Company or any of its subsidiaries which are "significant subsidiaries"
         within the meaning of Regulation S-X promulgated under the Securities Act (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or other), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and except for the exercise of previously outstanding stock options pursuant to their terms; the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree; and except as set forth, incorporated by reference or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

                  (g) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition (financial or other), results of operations or business prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (h) each of the Significant Subsidiaries has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, or is a limited partnership, limited liability company or unlimited liability company duly formed and validly existing in its jurisdiction of organization, as the case may be, with power and authority (corporate, partnership or other) to own its properties and conduct its business as described in the Prospectus, and has been duly registered and qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding shares of capital stock of, or the partnership or other ownership interests in, each Significant Subsidiary (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, except, in the case of a Significant Subsidiary that is a limited partnership or an unlimited liability company, as such nonassessability may be affected by the partnership agreement or other organizational documents of such Significant Subsidiary or the partnership or unlimited liability company law of the jurisdiction of the

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         formation of such Significant Subsidiary, and (iii) (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims; and except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or any security interest, mortgage, pledge, claim, lien, equity, encumbrance or adverse interest of any nature related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Significant Subsidiary (other than pledges of shares made pursuant to the terms of the Company's existing senior credit facility described in the Prospectus);

                  (i) the Company has corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Exchange Offer, (ii) the issuance of New Notes, (iii) the exchange by the Company of New Notes for Existing Notes pursuant to the Exchange Offer, (iv) the consummation of the other transactions contemplated by the Exchange Offer Material and (v) the execution, delivery and performance of this Agreement and all related documents;

                  (j) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

                  (k) the Company had, at the date indicated in the Prospectus, a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization," and all the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option and other similar officer, director or employee benefit plans; except for this Agreement and any officer, director or employee stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the New Notes registered pursuant to any registration statement;

                  (l) the shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any stockholder of the Company; and the form of certificate for the shares of Common Stock conforms to the requirements of the Delaware General Corporation Law;

                  (m) the New Notes have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture relating the New Notes (the "Indenture") to be entered into by the Company and The Bank of New York, as Trustee (the "Trustee"), assuming due authentication of the New Notes by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the New Notes will conform to the descriptions thereof in the Exchange Offer Material;

                  (n) the Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Trustee) will be a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture will (i) comply with all applicable provisions of the Trust Indenture Act, (ii) be duly qualified under the Trust Indenture Act prior to the expiration of the Exchange Offer and (iii) conform to the description thereof in the Exchange Offer Material;

                  (o) the Shares reserved for issuance upon conversion of the New Notes have been duly authorized and reserved and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and nonassessable, and the issuance of the Shares will not be subject to any preemptive or similar rights; and, prior to the expiration of the Exchange Offer, the Shares shall have been approved for listing on the NYSE;

                  (p) (i) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation or bylaws (or other organizational documents) or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the New Notes; (ii) neither the Company nor any of the subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Dealer Manager for a brokerage commission, finder's fee or like payment in connection with the Exchange Offer, the issuance of the New Notes, the exchange of New Notes for Existing Notes pursuant to the Exchange Offer or the issuance of the Shares; (iii) the Exchange Offer, the issuance of the New Notes, the exchange of New Notes for Existing Notes pursuant to the Exchange Offer, the issuance by the Company of the Shares upon conversion of the New Notes and the performance by the Company of all its obligations under the New Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate of incorporation or the bylaws or other organizational documents of the Company or any of the Significant Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Significant Subsidiaries or any of their respective properties or other assets; and (iv) except as expressly contemplated hereby, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Company, the making or consummation by the Company of the Exchange Offer, the issuance of the New Notes, the exchange of New Notes for Existing Notes pursuant to the Exchange Offer or the consummation of the other transactions contemplated by this Agreement, the Indenture, the Exchange Offer or the Exchange Offer Material, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been or will be obtained under the Securities Act, the Exchange Act, the Trust Indenture Act or state securities or Blue Sky Laws in connection with the issuance of the New Notes;

                  (q) no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the Company's knowledge, after due inquiry, contemplated before the Commission or any Other Agency with respect to the making or consummation of the Exchange Offer, the effectiveness of the Registration Statement, the offer, issuance, delivery or exchange of the New Notes pursuant to the Exchange Offer or the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material;

                  (r) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which are required to be disclosed in the Prospectus but are not so disclosed or which, if determined adversely to the Company or any of its subsidiaries, could have, or reasonably be expected to have, individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal and governmental proceedings that are not described in the Prospectus to which the Company or any of its subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of the Company or any of its subsidiaries which are required by the Securities Act or the Exchange Act to be filed as exhibits to the Registration Statement which have not been so filed;

                  (s) each of this Agreement, the Exchange Offer and the New Notes conforms in all material respects to the descriptions thereof contained in the Exchange Offer Material;

                  (t) the Company is not, and after giving effect to the consummation of the Exchange Offer, will not be required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

                  (u) Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of December 31, 2003, are an independent registered accounting firm with respect to the Company, as required under the Securities Act;

                  (v) the Company and the Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

                  (w) no labor disputes exist with employees of the Company or any of the Significant Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (x) each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "Environmental Laws"), except where such noncompliance with Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (the term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"),
         (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law); there is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, warning letter or administrative proceeding relating in any way to the Environmental Laws (including, without limitation, notices, demand letters or claims under RCRA, CERCLA, as amended by the Superfund Amendments Reauthorization Act of 1987 ("SARA"), the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the Clean Water Act of 1977, and the Clear Air Act of 1966, all as amended, and similar foreign, state, or local laws) involving the Company; and there have not been and there are not any past, present, or anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the Company or any of its subsidiaries which may interfere with or prevent continued compliance, or which may give rise to any common law or other liability, or otherwise form the basis of any present or future claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport, arrangement for transport or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought, under RCRA, CERCLA, SARA, or similar foreign, state, regional, county, or local laws, except for such events, conditions, circumstances, activities, practices, incidents, actions and plans which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (y) each of the Company and its subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (z) the Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies ("Permits") that are necessary to own or lease and operate their properties and conduct their businesses as described in the Prospectus and that are material in relation to the business of the Company and its subsidiaries, taken as a whole;

         each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company or any of its subsidiaries;

                  (aa) the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus;

                  (bb) except as may be disclosed in the Prospectus, the Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred with respect to any of the plans maintained or contributed to by the Company or any of its subsidiaries;

                  (cc) the Company and its subsidiaries (i) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintain an effective system of "disclosure controls and procedures" (as such term is defined in Rule 13a-14(c) under the Exchange Act); and neither the Company nor any of its subsidiaries has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions;

                  (dd) except to the extent disclosed in the Prospectus, there is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

                  (ee) the information set forth in Item 3 of Part I of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 is correct in all material respects and fairly and correctly presents the information called for with respect thereto in all material respects;

                  (ff) each contract, agreement or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which is material to the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, has been duly and validly authorized, executed and delivered by the Company or any such subsidiary, as applicable; the Company knows of no present condition or fact which would prevent compliance by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement, in all material respects; neither the Company nor any of its subsidiaries has any present intention to exercise any rights that it may have to cancel any such contract, agreement or arrangement, or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof;

                  (gg) each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus;

                  (hh) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M promulgated under the Exchange Act or designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Exchange Notes in the Exchange Offer; and

                  (ii) each of the representations and warranties contained in this Agreement will continue to be true and correct at the commencement of, at all times during the continuance of and upon the consummation of the Exchange Offer.

         10. Your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions:

                  (a) at all times from the commencement date of the Exchange Offer, to and including the Exchange Date, the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and all representations, warranties and other statements of the Company contained in this Agreement shall be true and correct; and the Company acknowledges that your agreement to act or to continue to act as Dealer Manager at a time when you know or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, shall be without prejudice to your right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be;

                  (b) you shall have received on and as of the Exchange Date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to you to the effect set forth in Section 10(a) and to the further effect that, except as set forth in the Prospectus (excluding any amendment or supplement thereto), there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or other), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, since the date of the most recent financial statements included or incorporated by reference in the Prospectus (excluding any amendment or supplement thereto);

                  (c) since the respective dates as of which information is given in the Prospectus (excluding any amendment or supplement thereto), there shall not have been any (i) change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or other), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus (excluding any amendment or supplement thereto); or (ii) any suspension or material limitation of trading in the Common Stock on the NYSE, the effect of which, in any case referred to in clause (i) or (ii), makes it impracticable or inadvisable, in the judgment of the Dealer Manager, to exchange the New Notes for the Existing Notes on the terms and in the manner the Prospectus (excluding any amendment or supplement thereto) contemplates;

                  (d) Gallop Johnson & Neuman, L.C., outside counsel for the Company, shall have furnished to you its written opinions, dated the commencement date of the Exchange Offer and the Exchange Date, in form and substance satisfactory to you, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                           (ii) each of the Significant Subsidiaries has been
                  duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, or is a limited partnership, limited liability company or unlimited liability company duly formed and validly existing in its jurisdiction of organization, as the case may be, with full corporate, limited partnership, limited liability or unlimited liability (as applicable) power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly registered and qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all of the outstanding shares of capital stock of, or the partnership, limited liability company or unlimited liability company ownership interests in, each Significant Subsidiary (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, except, in the case of a Significant Subsidiary that is a limited partnership or an unlimited liability company, as such nonassessability may be affected by the partnership agreement or other organizational documents of such Significant Subsidiary or the partnership or unlimited liability company law of the jurisdiction of the formation of such Significant Subsidiary, and (C) (except in the case of foreign subsidiaries, for directors' qualifying shares and except for any pledge by the Company to its principal lenders of the capital stock of certain of its Significant Subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iii) neither the Company nor any of the Significant
                  Subsidiaries is, or with the giving of notice or lapse of time, or both, would be, in violation of or in default under, its certificate of incorporation or bylaws (or other organizational documents) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the New Notes;

                           (iv) to the best of such counsel's knowledge after
                  diligent inquiry, other than as set forth, incorporated by reference or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or is threatened to be named as a party or to which any property of the Company or its subsidiaries is or is threatened to be the subject which are required to be disclosed in the Prospectus but are not so disclosed or which, if determined adversely to the Company or any of such subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or others;

                           (v) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (vi) the shares of Common Stock outstanding on the
                  date of such opinion have been duly authorized and are validly issued, fully paid and nonassessable;

                           (vii) the Company has all requisite corporate power
                  and authority to execute and deliver this Agreement, to issue the New Notes, to exchange the New Notes for Existing Notes pursuant to the Exchange Offer, and to perform its obligations hereunder, under the New Notes and in connection with the Exchange Offer; the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly and validly executed and delivered by the Company;

                           (viii) the New Notes have been duly authorized and,
                  when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer and the Indenture, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

                           (ix) the Shares reserved for issuance upon conversion
                  of the New Notes have been duly authorized and reserved and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and nonassessable and the issuance of the Shares will not be subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or under the Delaware General Corporation Law, and will conform in all material respects to the description thereof in the Prospectus under the caption "Description of capital stock";

                           (x) the Company has all requisite corporate power and
                  authority to execute and deliver the Indenture and perform its obligations thereunder; the execution and delivery of the Indenture has been authorized by all necessary corporate action on the part of the Company; the Indenture has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act (provided that such counsel need not express an opinion as to such qualification of the Indenture in the written opinion dated the date hereof);

                           (xi) each of this Agreement, the Indenture, the
                  Exchange Offer and the New Notes conform in all material respects to the description thereof contained in the Prospectus;

                           (xii) no consent, approval, authorization, order,
                  license, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Company, the making or consummation by the Company of the Exchange Offer, the issuance of the New Notes, the exchange of New Notes for Existing Notes pursuant to the Exchange Offer or the consummation of the other transactions contemplated by this Agreement, the Indenture, the Exchange Offer or the Exchange Offer Material, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as are expressly contemplated hereby or as may be required under state securities or Blue Sky Laws in connection with the issuance of the New Notes (other than federal securities laws, as to which such counsel expresses no opinion in this subparagraph);

                           (xiii) none of the Exchange Offer, the issuance of
                  the New Notes, the exchange of New Notes for Existing Notes pursuant to the Exchange Offer, the issuance by the Company of the Shares upon conversion of the New Notes and the performance by the Company of all its obligations under the New Notes, the

                  Indenture and this Agreement or the consummation of the transactions herein and therein contemplated will conflict with, result in a breach or violation of, or constitute a default under (A) the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of the Significant Subsidiaries, (B) the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound that is material to the Company and its subsidiaries considered as a whole and that (1) relates to indebtedness of the Company or
                  (2) is filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 or any subsequent Quarterly Report on Form 10-Q, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries, or applicable to any of the properties of the Company or any of its subsidiaries, or
                  (D) any order of which such counsel has knowledge of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (xiv) neither the Company nor any of its subsidiaries
                  is and, after giving effect to the consummation of the Exchange Offer, will be required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended;

                           (xv) the statements (A) in the Prospectus under the
                  caption "Description of new notes," (B) incorporated by reference in the Prospectus from Item 3 of Part I of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, (C) incorporated by reference in the Prospectus from Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q filed since such Annual Report, and (D) incorporated by reference in the Prospectus from Item 1.01,
                  Item 5 or Item 5.01 of the Company's Current Reports on Form 8-K filed since such Annual Report, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings;

                           (xvi) although the discussion set forth in the
                  Prospectus under the heading "Material United States federal income tax consequences" does not purport to discuss all possible United States federal income tax consequences of the Exchange Offer, the ownership of New Notes, and the disposition of New Notes or shares of Common Stock issuable upon conversion thereof, in such counsel's opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Exchange Offer, the ownership of New Notes, and the disposition of New Notes or shares of Common Stock issuable upon conversion thereof by the holders addressed therein, based upon current law and subject to the qualifications set forth therein;

                           (xvii) the Registration Statement, when it became
                  effective (except for (A) the financial statements and related schedules included therein and (B) the other financial data derived from any such financial statements or schedules included or incorporated by reference in the Registration Statement or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act;

                           (xviii) each preliminary prospectus or prospectus
                  filed as part of the Initial Registration Statement or as part of any amendment thereto or to the Registration Statement, or filed with the Commission pursuant to Rule 424(b) under the Securities Act (except for (A) the financial statements and related schedules included therein and (B) the other financial data derived from any such financial statements or schedules included or incorporated by reference in such preliminary prospectus or prospectus or omitted therefrom, as to which such counsel need express no opinion), complied as to form when so filed in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act;

                           (xix) the documents incorporated by reference in the
                  Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission (except for (A) the financial statements and related schedules included therein and (B) the other financial data derived from any such financial statements or schedules included or incorporated by reference in such incorporated documents or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, as applicable; and

                           (xx) such counsel confirms that, during the
                  preparation of the Registration Statement, such counsel participated in conferences with representatives of the Dealer Manager and their counsel, and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised, and that, on the basis of information which was developed in the course of such counsel's examination and participation in such conferences, nothing has come to the attention of such counsel that would lead such counsel to believe that: (A) as of the effective date of the Registration Statement and at the Exchange Date, the Registration Statement and any amendments and supplements thereto (except for (1) the financial statements and related schedules included or incorporated by reference therein and
                  (2) the other financial data derived from any such financial statements or schedules included or incorporated by reference in the Registration Statement or omitted therefrom, as to which such counsel need not comment) contained an untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading; (B) as of the date the Prospectus was issued or the Exchange Date, the Prospectus and any supplements thereto (except for (1) the financial statements and related schedules included or incorporated by reference therein and (2) the other financial data derived from any such financial statements or schedules included or incorporated by reference in the Prospectus or omitted therefrom, as to which such counsel need not comment) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) as of its date, any other Exchange Offer Material (except for (1) the financial statements and related schedules included or incorporated by reference therein and (2) the other financial data derived from any such financial statements or schedules included or incorporated by reference in such Exchange Offer Material or omitted therefrom, as to which such counsel need not comment), when read together with the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading;

provided that: (i) in rendering such opinions, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and the States of New York and Missouri and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to you) of other counsel reasonably acceptable to you, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company (provided that the opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, you and they are justified in relying thereon); (ii) with respect to the matters to be covered in subparagraph (xx) above, such counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto, but is without independent check or verification except as specified; and (iii) the opinion of such counsel dated the commencement date of the Exchange Offer shall reflect such variations from the foregoing provisions of this Section 10(d) as you reasonably approve, to reflect the fact that the Registration Statement shall not yet have become effective;

                  (e) you shall have received such written opinion or opinions addressed to you, and dated the date hereof and the Exchange Date, of Baker Botts L.L.P., counsel to the Dealer Manager, with respect to the such matters as you may reasonably request, and such counsel shall have received such documents and information as such counsel may reasonably request to enable such counsel to pass upon such matters;

                  (f) on the commencement date of the Exchange Offer and on the Exchange Date, Ernst & Young LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Exchange Offer Material;

                  (g) the proceedings taken at or prior to the Exchange Date in connection with the Exchange Offer and any other transactions contemplated by the Exchange Offer Material shall be in form and substance satisfactory to you and your counsel;

                  (h) the Shares issuable upon conversion of the New Notes shall have been approved for listing on the NYSE;

                  (i) subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (j) prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer, the other transactions the Exchange Offer Material contemplates and the execution, delivery and performance of this Agreement; and

                  (k) prior to the expiration of the Exchange Offer, the requisite lenders who are parties to that certain Amended and Restated Credit Agreement dated as of December 31, 2002 among the Company, JPMorgan Chase Bank, CIT Business Credit Canada Inc., General Electric Capital Corporation and the other parties named therein, as amended and restated to the date hereof (the "Credit Agreement"), shall have executed and delivered an amendment to the Credit Agreement, in form and substance reasonably satisfactory to the Dealer Manager, to permit the consummation of the Exchange Offer on the terms described in the Prospectus, and such amendment shall have become effective; and

                  (l) prior to the Exchange Date, the Company shall have delivered to the Dealer Manager and its counsel such further information, certificates and documents as they may reasonably request related to the Exchange Offer or otherwise related to the matters contemplated hereby.

If (a) any of the conditions specified in this Section 10 shall not have been fulfilled in all material respects when and as provided in this Agreement or (b) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in all material respects in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Exchange Date by the Dealer Manager. The Dealer Manager shall give notice of such cancellation to the Company in writing or by telephone or fax, in either case with subsequent confirmation in writing.

         11. The Company hereby agrees to indemnify and hold harmless you and your affiliates, and the respective directors, officers, agents, and employees of you and your affiliates and each other entity or person, if any, controlling you or any such affiliates within the meaning of the Securities Act or the Exchange Act (you and each such entity or person being referred to as an "Indemnified Person") from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), and to reimburse you and any other Indemnified Person for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by you or any such other Indemnified Person in connection with investigating, preparing, or defending any such loss, claim, damage, liability, action or proceeding, whether or not in connection with pending or threatened litigation to which you (or any other Indemnified Person) may be a party, in each case as such expenses are incurred or paid, (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any information provided by the Company to any holder of Existing Notes or prospective purchaser of New Notes or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or to purchase any Existing Notes pursuant to the Exchange Offer or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein, or
(b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or your role in connection therewith; except in the case of clause (b) above for any such loss, claim, damage, liability, or expense resulting from your gross negligence or willful misconduct and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability, or expense which arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance on and in conformity with information furnished in writing by you to the Company expressly for use therein (provided that the Company acknowledges that the only information to be so furnished by you is the name, address and telephone numbers of J.P. Morgan Securities Inc., as Dealer Manager). The foregoing indemnity shall be in addition to any liability which the Company might otherwise have to you and such other Indemnified Persons.

         Upon receipt by an Indemnified Person of actual notice of a claim, action, or proceeding against such Indemnified Person in respect of which indemnity may be sought under this Section 11, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company will assume the defense of any litigation or proceeding in respect of which indemnity may be sought under this Section 11, including the employment of counsel reasonably satisfactory to you and the payment of the reasonable fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel, or (b) representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests between the Company and such Indemnified Person. The Company shall not be liable for any settlement of any litigation or proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Company will not settle any claim, action, or proceeding in respect of which indemnity may be sought under this Section 11, whether or not any Indemnified Person is an actual or potential party to such claim, action, or proceeding, without your prior written consent, which shall not be unreasonably withheld.

         If the indemnity provided for in the foregoing paragraphs of this
Section 11 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities, or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and by you from the Exchange Offer, or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (a), but also the relative fault of the Company and of you in connection with the statements, actions, or omissions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and by you shall be deemed to be in the same proportion as (a) the maximum aggregate value of the consideration proposed to be paid by the Company for the purchase of Existing Notes pursuant to the Exchange Offer, bears to (b) the maximum aggregate fee proposed to be paid to you pursuant to Section 5 hereof. The relative fault of the Company and of you (a) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (b) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information, and opportunity to prevent such action or omission.

         The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

         12. The indemnity and contribution agreements contained in Section 11 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, termination or consummation of, any Offer or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any Indemnified Person, and (c) any withdrawal by you pursuant to Section 4 hereof or otherwise.

         13. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

         14. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons, and your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

         16. The Company agrees that any reference to you or your affiliates in any Exchange Offer Material, or any other release, publication or communication to any party outside the Company, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Exchange Offer Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

         17. In connection with your activities hereunder, the Company agrees to furnish you and your counsel with all information concerning the Company that you may reasonably deem appropriate and agree to provide you with reasonable access to the Company's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof.

         18. The Company acknowledges that (a) you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services and (b) in the ordinary course of your trading and brokerage activities, you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for your or their own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Exchange Offer.

         19. The Company also acknowledges that you may, at your expense, place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager and financial advisor to the Company in connection with the Exchange Offer and the transactions contemplated thereby.

         20. This Agreement shall terminate upon the expiration, termination or withdrawal of the Exchange Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that (a) Sections 3 through 6 hereof, Sections 11 through 16 hereof, this Section 20, and Sections 21 through 25 hereof shall survive any termination of this Agreement and (b) Sections 8 and 9 will survive until the expiration of the statute of limitations period under the governing law of this Agreement. In addition, you shall have the right to terminate this Agreement if the opinions of counsel specified in Section 10 hereof are not received by you upon request.

         21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction.

         22. The Company hereby (a) submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in the city of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York state or federal court,
(c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York state or federal court sitting in the Borough of Manhattan in the city of New York and
(e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         23. THE COMPANY HEREBY AGREES ON ITS OWN BEHALF, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE EXCHANGE OFFER).

         24. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended except in writing signed by each party to be bound thereby.

         25. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:


                  (a)      If to you:

                           J.P. Morgan Securities Inc.
                           277 Park Avenue, 9th floor
                           New York, New York  10172

                           Attention:   Jeff Zajkowski, Managing Director

                  (b)      If to the Company:

                           Maverick Tube Corporation
                           16401 Swingley Ridge Road, Suite 700
                           Chesterfield, Missouri 63017

                           Attention:   Chief Financial Officer

         Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

MAVERICK TUBE CORPORATION


By: /s/ PAMELA G. BOONE
    ------------------------------
    Name: Pamela G. Boone
    Title: V.P. and C.F.O.


Accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

By: /s/ PAUL A. O'HERN
    ------------------------------
    Name: Paul A. O'Hern
    Title: VP